UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2014

Stuart King Capital Corp.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

333-176953	45-2723926
(Commission File Number)	(IRS Employer Identification No.)

1500 Cliff Branch Drive, Henderson, NV	89014
(Address of Principal Executive Offices)	(Zip Code)

(702) 576-2365
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

The Company’s Form S-1 Registration Statement (Amendment #10 filed October 10, 2013) was declared effective by the Securities and Exchange Commission (“SEC”) on October 11, 2013 at 4:00PM EST (the “Registered Offering”). Pursuant to this Registered Offering, the Company was approved to sell a minimum of 250,000 shares of Common Stock and a maximum of 1,000,000 shares of Common Stock at $0.10 per share. A post effective amendment was filed on July 7, 2014 and declared effective on July 25, 2014.

On December 1, 2014, the Company officially closed the Registered Offering. Pursuant to this Registered Offering, the Company sold 285,000 shares of Common Stock at $0.10 per share, or $28,500 USD in the aggregate. The 285,000 shares of Common Stock sold in the Registered Offering were purchased by twenty-three shareholders of record.

On January 16, 2015, the Company signed an Exchange Agreement to acquire Cloud Income Properties, Inc. Under the Agreement, the 21,500,000 common shares of registrant will be exchanged for 100% of the outstanding shares of Cloud Income Properties, Inc. The closing of this transaction between registrant and Cloud Income Properties, Inc. is contingent upon 80% approval of the investors under the 419 registration.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a. None

b. Exhibits

Number	Exhibit
10.1	Exchange Agreement

Date: January 27, 2015

Stuart King Capital Corp.

By: /s/ Eric Anderson

Name: Eric Anderson

Title: President

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